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               CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated August 8, 2001, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-70428 and 811-3130) of Alliance International Fund.


ERNST & YOUNG LLP


New York, New York
January 28, 2002





































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